                                    EXHIBIT C


                            STOCK PURCHASE AGREEMENT


      AGREEMENT MADE AS OF THIS 30TH DAY OF AUGUST, 2000 BY AND BETWEEN CITICORP VENTURE CAPITAL, LTD. ("CVC"), A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF NEW YORK, WITH ITS PRINCIPAL OFFICE AT 399 PARK AVENUE, NEW YORK, NEW YORK AND COURT SQUARE CAPITAL, LTD. ("COURT SQUARE"), A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, WITH ITS PRINCIPAL OFFICE AT 399 PARK AVENUE, NEW YORK, NY.

      WHEREAS, CVC IS THE OWNER OF 1,678,910 SHARES OF COMMON STOCK OF ERGO SCIENCE CORPORATION ("ERGO"), A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE (THE "SHARES"); AND

      WHEREAS, BASED ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS HEREIN CONTAINED, CVC WISHES TO SELL AND COURT SQUARE DESIRES TO PURCHASE THE SHARES.

      NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER CONTAINED THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    PURCHASE AND SALE OF SHARES

            1.1 SUBJECT TO THE TERMS AND CONDITIONS HEREOF, COURT SQUARE HEREBY AGREES TO PURCHASE FROM CVC, AND CVC HEREBY AGREES TO SELL, ASSIGN AND DELIVER TO COURT SQUARE, THE SHARES FOR A TOTAL PURCHASE PRICE OF US $2,686,256 (THE "PURCHASE PRICE"), EQUAL TO THE FAIR MARKET VALUE OF THE SHARES ON THE DATE HEREOF.

            1.2 WITHIN 7 DAYS AFTER THE EXECUTION HEREOF (OR SUCH LATER DATE AS MAY BE AGREED BETWEEN THE PARTIES), CVC SHALL DELIVER TO COURT SQUARE CERTIFICATES REPRESENTING ALL OF THE SHARES, FULLY ENDORSED OR WITH APPROPRIATE STOCK POWERS IN FORM SUFFICIENT FOR TRANSFER OF THE SHARES TO COURT SQUARE, IN ORDER TO EFFECT TRANSFER OF TITLE TO THE SHARES AND COURT SQUARE SHALL DELIVER TO CVC THE PURCHASE PRICE FOR THE SHARES.

      2.    REPRESENTATIONS AND WARRANTIES BY CVC

            CVC REPRESENTS AND WARRANTS TO COURT SQUARE AS FOLLOWS:

            (a) CVC IS A NEW YORK CORPORATION, VALIDLY EXISTING AND IN GOOD STANDING, WITH ALL NECESSARY POWER AND AUTHORITY TO ENTER INTO AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT;

            (b) THIS AGREEMENT HAS BEEN DULY AND VALIDLY AUTHORIZED, EXECUTED AND DELIVERED BY CVC AND IS BINDING ON AND ENFORCEABLE AGAINST CVC IN ACCORDANCE WITH ITS TERMS;

            (c) CVC IS THE SOLE AND EXCLUSIVE RECORD AND BENEFICIAL OWNER OF ALL RIGHT, TITLE AND INTEREST IN AND TO THE SHARES, FREE AND CLEAR OF ALL CLAIMS, ENCUMBRANCES OF ANY NATURE WHATSOEVER;

            (d) UPON THE DELIVERY OF THE SHARES TO COURT SQUARE AGAINST PAYMENT AS PROVIDED FOR HEREIN, GOOD TITLE TO THE SHARES, FREE AND CLEAR OF ALL SECURITY INTERESTS, LIENS, CLAIMS, CHARGES, OPTIONS AND ENCUMBRANCES OF EVERY KIND AND NATURE WHATSOEVER WILL PASS TO COURT SQUARE AND CVC WILL EXECUTE AND DELIVER TO COURT SQUARE SUCH DOCUMENTS AND TAKE SUCH FURTHER ACTION AS MAY BE REASONABLY REQUESTED BY COURT SQUARE IN ORDER TO TRANSFER OWNERSHIP OF AND TITLE TO THE SHARES TO COURT SQUARE; AND

            (e) THE SHARES ARE REPRESENTED BY VALIDLY ISSUED, FULLY-PAID SHARE CERTIFICATES OF ERGO AND THERE ARE NO OUTSTANDING WARRANTS, OPTIONS, OR RIGHTS TO PURCHASE ANY OF THE SHARES.

      3.    REPRESENTATIONS AND WARRANTIES BY COURT SQUARE

            COURT SQUARE REPRESENTS AND WARRANTS TO CVC AS FOLLOWS:

            (a) COURT SQUARE IS A CORPORATION DULY INCORPORATED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF DELAWARE, WITH ALL NECESSARY CORPORATE POWER AND AUTHORITY TO ENTER INTO AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT;

            (b) THIS AGREEMENT HAS BEEN DULY AND VALIDLY AUTHORIZED, EXECUTED AND DELIVERED BY COURT SQUARE AND IS BINDING ON AND ENFORCEABLE AGAINST COURT SQUARE IN ACCORDANCE WITH ITS TERMS; AND

            (c) COURT SQUARE IS ACQUIRING THE SHARES FOR ITS OWN ACCOUNT FOR INVESTMENT AND NOT FOR OR WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED.

            (d) COURT SQUARE IS AN "ACCREDITED INVESTOR", AND HAD ACCESS TO ALL PUBLICLY AVAILABLE INFORMATION CONCERNING ERGO AND HAS THE FINANCIAL SOPHISTICATION TO EVALUATE THAT INFORMATION.

      4.    SURVIVAL OF REPRESENTATIONS

            THE PARTIES HERETO EACH AGREE THAT ALL REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED HEREIN SHALL SURVIVE THE EXECUTION AND DELIVERY OF THE AGREEMENT, THE TRANSFER AND PAYMENT FOR THE SHARES, AND ANY INVESTIGATION OR AUDIT MADE BY ANY PARTY HERETO.

      5.    GENERAL

      THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. IT MAY NOT BE ALTERED, AMENDED, OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY BOTH PARTIES. IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IT SHALL BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL AND BOTH OF WHICH SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.




CITICORP VENTURE CAPITAL, LTD.           COURT SQUARE CAPITAL, LTD.




BY: ___________________________          BY:_______________________________
NAME:                                    NAME:
TITLE:                                   TITLE: